Exhibit 10.2

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

AMENDMENT NO. 1

TO

AMENDED AND RESTATED ROYALTY PURCHASE AGREEMENT

AND

FIRST PUT OPTION EXERCISE AGREEMENT

This AMENDMENT NO. 1 to the AMENDED AND RESTATED ROYALTY PURCHASE AGREEMENT dated as of October 18, 2023 (the “Purchase Agreement”) and FIRST PUT OPTION EXERCISE AGREEMENT (“Amendment No. 1”), is entered into on this 17th day of June, 2024, by and among PTC Therapeutics, Inc., a Delaware corporation (the “Seller”), Royalty Pharma Investments 2019 ICAV, an Irish collective asset-management vehicle (the “Buyer”) and Royalty Pharma plc, a public limited company established under the laws of England and Wales. Capitalized terms not defined herein have the meanings assigned to them in the Purchase Agreement.

W I T N E S S E T H:

WHEREAS, the Buyer, Royalty Pharma plc and the Seller previously entered into the Purchase Agreement, pursuant to which the Buyer purchased a portion of the Royalty and the Seller was granted certain options to sell up to all of the Seller’s retained right, title and interest in and to the entire Royalty to the Buyer in up to five (5) equal tranches.

WHEREAS, the Buyer, Royalty Pharma plc and the Seller desire to amend the Purchase Agreement to modify the Seller’s options to provide that the Seller may sell its retained right, title and interest in and to the remaining Royalty to the Buyer in up to four (4) tranches as provided herein.

WHEREAS, the Seller is also hereby exercising its option to sell the First Put Royalty Payment Tranche (as defined below) to the Buyer and is accordingly simultaneously selling, and the Buyer is purchasing, the First Put Royalty Payment Tranche on the date hereof, notwithstanding any notice or timing provisions in Section 3.7 of the Purchase Agreement, which provisions are hereby waived for the First Put Closing.

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is acknowledged by the parties hereto, the Seller and Buyer hereby agree to the following:

1.Definitions.

(a)New Definitions. Section 1.1 of the Purchase Agreement is hereby amended to add the following definitions in the appropriate alphabetical order:

“Closing Quarter” means the Calendar Quarter during which the applicable Subsequent Put Closing occurs.

“First Put Closing” is defined in Section 3.7(a)(i).

“First Put Purchase Price” means $241,792,380.19.

“First Put Royalty Payment Tranche” means a percentage of the amounts due, payable, owed or owing, accrued or otherwise to be paid in respect of the Royalty for all Calendar Year Net Sales arising on or after April 1, 2024 equal to (a) 9.5112%, until the 2020 Assigned Royalty Cap has been met, and (b) 16.6667%, from and after such time as the 2020 Assigned Royalty Cap is met.

“Fourth Put Closing Date” means the date on which the Put Closing in respect of the Fourth Put Royalty Payment Tranche occurs.

“Fourth Put Purchase Price” means an amount equal to $50,000,000, minus

(a) if the 2020 Assigned Royalty Cap has not been met by the Fourth Put Closing Date, the product of (i) the aggregate of all amounts paid by or on behalf of Licensee through the Fourth Put Closing Date in respect of the Royalty for Calendar Year Net Sales arising on or after October 1, 2023 and (ii) 1.9021%; or

(b) if the 2020 Assigned Royalty Cap has been met by the Fourth Put Closing Date, the sum of (x) the product of (A) the aggregate of all amounts paid by or on behalf of Licensee in respect of the Royalty for Calendar Year Net Sales arising on or after October 1, 2023 until the 2020 Assigned Royalty Cap was met and (B) 1.9021%, and (y) the product of (1) the aggregate of all amounts paid by or on behalf of Licensee in respect of the Royalty for Calendar Year Net Sales arising from and after the date when the 2020 Assigned Royalty Cap was met through the Fourth Put Closing Date and (2) 3.3332%.

Appendix A illustrates the calculation of the Fourth Put Purchase Price.

“Fourth Put Royalty Payment Tranche” means a percentage of the amounts due, payable, owed or owing, accrued or otherwise to be paid in respect of the Royalty for all Calendar Year Net Sales arising on or after the first day of the applicable Put Purchased Quarter equal to (a) 1.9021%, until the 2020 Assigned Royalty Cap has been met, and (b) 3.3332%, from and after such time as the 2020 Assigned Royalty Cap is met.

“Prior Quarter” means the Calendar Quarter ending immediately prior to the Closing Quarter.

“Second Put Closing Date” means the date on which the Put Closing in respect of the Second Put Royalty Payment Tranche occurs.

“Second Put Purchase Price” means an amount equal to $100,000,000, minus

(a) if the 2020 Assigned Royalty Cap has not been met by the Second Put Closing Date, the product of (i) the aggregate of all amounts paid by or on behalf of Licensee through the Second Put Closing Date in respect of the Royalty for Calendar Year Net Sales arising on or after October 1, 2023 and (ii) 3.8045%; or

(b) if the 2020 Assigned Royalty Cap has been met by the Second Put Closing Date, the sum of (x) the product of (A) the aggregate of all amounts paid by or on behalf of Licensee in respect of the Royalty for Calendar Year Net Sales arising on or after October 1, 2023 until the 2020 Assigned Royalty Cap was met and (B) 3.8045%, and (y) the product of (1) the aggregate of all amounts paid by or on behalf of Licensee in respect of the Royalty for Calendar Year Net Sales arising from and after the date when the 2020 Assigned Royalty Cap was met through the Second Put Closing Date and (2) 6.6667%.

Appendix A illustrates the calculation of the Second Put Purchase Price.

“Second Put Royalty Payment Tranche” means a percentage of the amounts due, payable, owed or owing, accrued or otherwise to be paid in respect of the Royalty for all Calendar Year Net Sales arising on or after the first day of the applicable Put Purchased Quarter equal to (a) 3.8045%, until the 2020 Assigned Royalty Cap has been met, and (b) 6.6667%, from and after such time as the 2020 Assigned Royalty Cap is met.

“Subsequent Put Closing” is defined in Section 3.7(a)(ii).

“Subsequent Put Option” is defined in Section 3.7(a)(ii).

“Subsequent Put Royalty Payment Tranche” means, as applicable, the Second Put Royalty Payment Tranche, the Third Put Royalty Payment Tranche and the Fourth Put Royalty Payment Tranche.

“Third Put Closing Date” means the date on which the Put Closing in respect of the Third Put Royalty Payment Tranche occurs.

“Third Put Purchase Price” means an amount equal to $100,000,000, minus

(a) if the 2020 Assigned Royalty Cap has not been met by the Third Put Closing Date, the product of (i) the aggregate of all amounts paid by or on behalf of Licensee through the Third Put Closing Date in respect of the Royalty for Calendar Year Net Sales arising on or after October 1, 2023 and (ii) 3.8045%; or

(b) if the 2020 Assigned Royalty Cap has been met by the Third Put Closing Date, the sum of (x) the product of (A) the aggregate of all amounts paid by or on behalf of Licensee in respect of the Royalty for Calendar Year Net Sales arising on or after October 1, 2023 until the 2020 Assigned Royalty Cap was met and (B) 3.8045%, and (y) the product of (1) the aggregate of all amounts paid by or on behalf of Licensee in respect of the Royalty for Calendar Year Net Sales arising from and after the date when the 2020 Assigned Royalty Cap was met through the Third Put Closing Date and (2) 6.6667%.

Appendix A illustrates the calculation of the Third Put Purchase Price.

“Third Put Royalty Payment Tranche” means a percentage of the amounts due, payable, owed or owing, accrued or otherwise to be paid in respect of the Royalty for all Calendar Year Net Sales arising on or after the first day of the applicable Put Purchased Quarter equal to (a) 3.8045%, until the 2020 Assigned Royalty Cap has been met, and (b) 6.6667%, from and after such time as the 2020 Assigned Royalty Cap is met.

(b)Amended Definitions. The definitions of “Assigned Royalty Payments,” “Put Closing,” “Put Purchase Price,” “Put Purchased Quarter” and “Put Royalty Payment Tranche” in Section 1.1 of the Purchase Agreement are each hereby amended and restated in their entirety respectively as follows:

“Assigned Royalty Payments” means, collectively, (a) the 2020 Assigned Royalty Payments, (b) the 2023 Assigned Royalty Payments, (c) following the First Put Closing, the First Put Royalty Payment Tranche and (d) following each Subsequent Put Closing, all Put Royalty Payment Tranche(s) sold in such Subsequent Put Closing(s). For clarity, following the First Put Closing and in the event the Seller exercises its option to sell all three (3) Subsequent Put Options pursuant to Section 3.7, then the Assigned Royalty Payments would equal 100.0000% of the amounts due, payable, owed or owing, accrued or otherwise to be paid in respect of the Royalty for all Calendar Year Net Sales arising on or after the first day of the applicable Put Purchased Quarter in respect of the Fourth Put Royalty Payment Tranche.

“Put Closing” means each of (a) the First Put Closing and (b) the Subsequent Put Closings.

“Put Purchase Price” means, as applicable, the First Put Purchase Price, the Second Put Purchase Price, the Third Put Purchase Price and the Fourth Put Purchase Price.

“Put Purchased Quarter” means (a) the Prior Quarter, if, as of the applicable Subsequent Put Closing, the Seller has not yet received the aggregate amounts due, payable, owed or owing, accrued or otherwise to be paid to the Seller by or on behalf of Licensee in respect of the Royalty for the Calendar Year Net Sales for the Prior Quarter or (b) the Closing Quarter, if, as of the applicable Subsequent Put Closing, the Seller has received the aggregate amounts due, payable, owed or owing, accrued or otherwise to be paid to the Seller by or on behalf of Licensee in respect of the Royalty for the Calendar Year Net Sales for the Prior Quarter. For clarity, the parties intend that the applicable Put Purchased Quarter be the first Calendar Quarter for which the amounts due, payable, owed or owing, accrued or otherwise to be paid in respect of the Royalty have not yet been paid by or on behalf of Licensee.

“Put Royalty Payment Tranche” means, as applicable, the First Put Royalty Payment Tranche, the Second Put Royalty Payment Tranche, the Third Put Royalty Payment Tranche and the Fourth Put Royalty Payment Tranche.

(c)Deleted Definitions. The definitions of “Put Option” and “Put Percentage” are hereby deleted from Section 1.1 of the Purchase Agreement. Additionally, as further set forth below, the definitions of “Buyer Option Assigned Royalty Payments,” “Buyer Option Closing,” “Buyer Option Closing Date,” “Buyer Option Exercise Notice,” “Buyer Option Purchase Price,” “Buyer Option Purchased Quarter,” “Buyer Option Window” and “Option Percentage” (as used in this Amendment No. 1, collectively the “Buyer Option Terms”) are hereby deleted from Section 1.1 of the Purchase Agreement.

2.First Put Option Exercise and Closing. The Buyer and the Seller hereby acknowledge and agree that the Seller has the option to sell the First Put Royalty Payment Tranche to the Buyer, and the Seller hereby irrevocably elects to exercise, and is hereby exercising, such option. The Seller and the Buyer further hereby acknowledge and agree that the First Put Closing shall take place on the date hereof immediately following the execution and delivery of this Amendment No. 1 by the Buyer, the Seller and Royalty Pharma plc, notwithstanding any required notice or timing provisions set forth in this Agreement, which provisions the Buyer and the Seller each hereby waive for purposes of the First Put Closing. Accordingly, the Seller hereby sells, transfers, assigns and conveys to the Buyer, and the Buyer hereby purchases, acquires and accepts from the Seller, free and clear of all Liens, all of the Seller’s right, title and interest in and to the First Put Royalty Payment Tranche. In furtherance of the foregoing and in accordance with Section 3.7(b) of the Agreement, the Buyer will pay the First Put Purchase Price immediately following execution and delivery of this Amendment No. 1 by the Buyer, the Seller and Royalty Pharma plc.

3.Amendment to Section 3.7(a). Section 3.7(a) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“(a)Put Closing(s).

(i) First Put Closing. The Buyer and the Seller acknowledge and agree that, on June 17, 2024, the Seller has an, and hereby exercises its, option to sell to the Buyer the First Put Royalty Payment Tranche (such purchase and sale of such First Put Royalty Payment Tranche, the “First Put Closing”).

(ii) Subsequent Put Closing(s). Following the First Put Closing, at any time during the Put Option Window, the Seller shall have the option, in its sole discretion, to sell to the Buyer each of the Subsequent Put Royalty Payment Tranches (each such option, a “Subsequent Put Option”). If the Seller desires to exercise any Subsequent Put Option, and to sell to the Buyer any Subsequent Put Royalty Payment Tranche, the Seller shall provide the Buyer with an irrevocable written notice during the Put Option Window (a “Put Closing Notice”) that the Seller is electing to exercise one or more Subsequent Put Options. Such Put Closing Notice shall set forth the Subsequent Put Royalty Payment Tranche(s) that the Seller desires to sell and the expected Put Purchase Price for such Subsequent Put Royalty Payment

Tranche(s). If the Seller is not then in material breach of this Agreement, then on the [**] following delivery of such Put Closing Notice, the Seller shall sell, transfer, assign and convey to the Buyer, and the Buyer shall purchase, acquire and accept from the Seller, free and clear of all Liens, all of the Seller’s right, title and interest in and to such Subsequent Put Royalty Payment Tranche(s) (each such purchase and sale of such Subsequent Put Royalty Payment Tranche(s), a “Subsequent Put Closing”). Each Subsequent Put Option (i) must be exercised in whole and not in part and (ii) may be exercised separately or with one (1) or more other Subsequent Put Options at any time during the Put Option Window. The Subsequent Put Options may be exercised in up to three (3) Subsequent Put Closings, provided that (x) a Put Closing Notice is delivered for each such Subsequent Put Closing during the Put Option Window and (y) the Seller must exercise the Subsequent Put Options in numeric order (for which purpose simultaneously exercised Subsequent Put Options will be deemed exercised in their numeric order) and will not be permitted to exercise the Subsequent Put Option to sell the Fourth Put Royalty Payment Tranche unless and until the Seller has previously exercised, or concurrently exercises, a Subsequent Put Option for each other Subsequent Put Royalty Payment Tranches. For the avoidance of doubt, a Subsequent Put Option may only be exercised once for each of the Second Put Royalty Tranche, Third Put Royalty Payment Tranche and Fourth Put Royalty Payment Tranche.”

4.Amendment to Section 5.2(a). The last sentence of Section 5.2(a) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Promptly, and in any event within [**] following the Fourth Put Closing Date, if such Put Closing occurs, the Seller shall deliver to the Licensee an Updated Licensee Instruction Letter, in substantially the form attached hereto as Exhibit E-2, duly executed by the Buyer and the Seller, requesting that the Licensee pay all Royalty payments to an account designated by the Buyer.”

5.Amendment to Appendix A. Appendix A to the Purchase Agreement is hereby amended and restated in its entirety as set forth in Exhibit A attached hereto.

6.Deletion of Buyer Option Terms. The Buyer and the Seller acknowledge and agree that, as a result of the Seller’s sale of the First Put Royalty Payment Tranche to the Buyer at the First Put Closing on the date hereof, the Buyer’s option to purchase from the Seller the Buyer Option Assigned Royalty Payments as contemplated in the Purchase Agreement shall, from and after the First Put Closing, no longer be applicable. Accordingly, from and after the First Put Closing, Section 3.8 of the Purchase Agreement and any and all references to the Buyer Option Terms (and clauses relating thereto) are hereby deleted from the Purchase Agreement.

7.Other Provisions. Except as amended or modified by this Amendment No. 1, the Purchase Agreement is unchanged and remains in full force and effect. The parties’ waiver of the timing and notice provisions in this Amendment No. 1 for purposes of the First Put Closing shall not be deemed a waiver of such provisions for any Subsequent Put Closings.

8.Governing Law. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

9.Counterparts. This Amendment No. 1 may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, facsimile or other similar means of electronic transmission, including “PDF,” shall be considered original executed counterparts, provided receipt of such counterparts is confirmed.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 and First Put Option Exercise to be executed and delivered by their respective representatives thereunto duly authorized as of the date first above written.

PTC THERAPEUTICS, INC. By: /s/ Matthew Klein Name: Matthew Klein Title: Chief Executive Officer

ROYALTY PHARMA INVESTMENTS 2019 ICAV

By: RP Management, LLC, its Manager and

lawfully appointed attorney

By: __/s/ George W. Lloyd___________

Name: George W. Lloyd__________

Title: __EVP, Investments & Chief Legal Officer_______________________

ROYALTY PHARMA PLC By: RP Management, LLC, its Manager By: __/s/ George W. Lloyd___________ Name: George W. Lloyd__________ Title: __EVP, Investments & Chief Legal Officer_______________________

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED PURCHASE AGREEMENT AND FIRST PUT OPTION EXERCISE AGREEMENT]

Exhibit A

Appendix A

Schedule of Percentages Following Each Put Closing and Purchase Price Calculations

Applicable Closing	Buyer Royalty Percentage (2020 Assigned Royalty Cap has not been met)	Buyer Royalty Percentage (2020 Assigned Royalty Cap has been met)	Seller Royalty Percentage (2020 Assigned Royalty Cap has not been met)	Seller Royalty Percentage (2020 Assigned Royalty Cap has been met)
2023 Closing	80.9777%	66.6667%	19.0223%	33.3333%
First Put Royalty Payment Tranche	90.4889%	83.3334%	9.5111%	16.6666%
Second Put Royalty Payment Tranche	[**]	[**]	[**]	[**]
Third Put Royalty Payment Tranche	[**]	[**]	[**]	[**]
Fourth Put Royalty Payment Tranche	[**]	[**]	[**]	[**]

Applicable Closing	Put Purchase Price if 2020 Royalty Cap has not been met at the time of such closing*	Put Purchase Price if 2020 Royalty Cap has been met at the time of such closing*
Second Put Royalty Payment Tranche	$100,000,000 – (AR x 3.8045%)	$100,000,000 – [(AR until the 2020 Royalty Cap was met x 3.8045%) + (AR from and after such time as when the 2020 Royalty Cap was met x 6.6667%)]
Third Put Royalty Payment Tranche	$100,000,000 – (AR x 3.8045%)	$100,000,000 – [(AR until the 2020 Royalty Cap was met x 3.8045%) + (AR from and after such time as when the 2020 Royalty Cap was met x 6.6667%)]
Fourth Put Royalty Payment Tranche	$50,000,000 – (AR x 1.9021%)	$50,000,000 – [(AR until the 2020 Royalty Cap was met x 1.9021%) + (AR from and after such time as when the 2020 Royalty Cap was met x 3.3332%)]P

* For purposes of the foregoing formulas, “AR” means the aggregate of all amounts paid by or on behalf of Licensee in respect of the Royalty through the applicable Put Closing Date for Calendar Year Net Sales arising on or after October 1, 2023.